UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

July 25, 2006

Date of report (Date of earliest event reported)

Velocity Express Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-28452	87-0355929
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Morningside Drive North

Bldg. B, Suite 300

Westport, Connecticut 06880

(Address of principal executive offices, including zip code)

(203) 349-4160

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Proposed Acquisition of CD&L, Inc.

On July 3, 2006, Velocity Express Corporation (the “Company”) entered into an agreement and plan of merger providing for the Company’s acquisition of CD&L, Inc. (“CD&L”), a corporation engaged in the same business as the Company. Reference is made to the Company’s Form 8-K filed with the Securities and Exchange Commission on July 10, 2006 for a more detailed discussion of the merger agreement.

CD&L’s Proxy Statement on Schedule 14A was mailed on July 21, 2006 inviting CD&L’s stockholders of record as of July 17, 2006 to attend a special meeting of the stockholders of CD&L on August 17, 2006, at which time they will be asked to adopt the merger agreement. The affirmative vote of a majority of the shares of CD&L’s common stock issued and outstanding as of July 17, 2006 is required to adopt the merger agreement.

The Company has progressed far enough in its integration planning with the CD&L executive team to confirm the projected cost savings of the combined company which it expects to result from the merger. In its delivery operations, the Company expects to save up to $11 million annually, primarily resulting from occupancy and staffing cost reductions resulting from the consolidation of facilities where both companies operate in the same geographic areas. The Company anticipates savings of up to $11 million annually in general and administrative expenses through the elimination of duplicate management, public company expenses and insurance coverage. In addition, the Company anticipates savings of up to $16 million annually from the centralized management of its drivers and increased customer density. The Company expects to spend approximately $10 million to integrate the companies and expects to realize the savings over an 18 month period.

Cautionary Statement. The foregoing statements regarding anticipated cost savings resulting from the merger constitute forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are information of a non-historical nature and are subject to risks and uncertainties which are beyond the Company’s ability to control. The Company cautions shareholders and prospective investors that the following factors, among others, may cause actual results to differ materially from those indicated by the forward-looking statements.

The success of the merger will depend, in part, on the ability of the Company to realize the anticipated cost savings, synergies and growth opportunities from combining the businesses of the Company and CD&L. To realize the anticipated benefits of this combination, members of the management team of each Company must develop strategies and implement a business plan that will:

•	Effectively combine CD&L’s operations, management, independent contractors, brands, technologies and infrastructure with those of the Company;

•	Effectively and efficiently integrate the policies, procedures and operations of the Company and CD&L;

•	Successfully achieve savings through reductions in occupancy and staffing costs, corporate and public company expenses, insurance costs and management of drivers and increased customer density;

•	Successfully retain and attract key employees of the combined company, including operating personnel, as well as continuing to retain and attract independent drivers for delivery operations; and

•	While integrating the combined company’s operations, maintain focus on the core business to take advantage of competitive opportunities and to respond to competitive challenges.

The Company’s forward-looking statements are further qualified by cautionary language set forth in the Company’s 10-K/A filed with the Securities and Exchange Commission on October 27, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 25, 2006	Velocity Express Corporation

	By:	/s/ Edward W. Stone
Edward W. Stone
Chief Financial Officer

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